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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: AUGUST 18, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The ATWOOD AURORA, a LeTourneau Super 116E Jack-Up currently being constructed in Brownsville, Texas by our wholly-owned subsidiary, Atwood Oceanics Pacific Limited has been awarded a contract by RWE Dea Nile GmbH (“RWE”) for work offshore Egypt. This contract is for a firm period of two (2) years at an operating dayrate of $165,000. This contract includes a cost escalation clause and provides for two (2) separate options to extend the term to three (3) years. The contract also provides for a mobilization payment of $4.5 million. We currently expect that the total construction cost of this rig (including capitalized interest and transportation costs to Egypt from Brownsville, Texas) to be $177 million to $180 million.

The ATWOOD SOUTHERN CROSS, owned by our wholly-owned subsidiary, Atwood Oceanics Pacific Limited, has received a commitment from an operator in West Africa for the drilling of one well. The contract is subject to the operator’s administrative approval process. This contract is presently expected to commence immediately upon the rig completing its current contract offshore Italy (estimated end of August 2008), and provides a dayrate of $262,500 during mobilization from its current location to West Africa (estimated to take around twenty-five (25) days) and $352,000 during drilling operation (estimated to be sixty (60) to ninety (90) days.) Additional contract opportunities following the completion of this one-well program are currently being pursued.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Press Release dated August 18, 2008

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

99.1	Press Release dated August 18, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                              /s/ James M. Holland
                                             James M. Holland
                                             Senior Vice President

                                             DATE: August 18, 2008